SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549


                                SCHEDULE 14A INFORMATION
                                  Proxy Statement
         (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

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                      Filed by a Party other than the Registrant [  ]

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                           [  ] Preliminary Proxy Statement
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                        [   ] Definitive Additional Materials
        [   ] Soliciting Materials Pursuant to  240.14a-11 or 240.14a-12

                         PROACTIVE TECHNOLOGIES, INC.
                 (Name of Registrant as specified in its Charter)

                        PROACTIVE TECHNOLOGIES, INC.
                  (Name of Person(s) Filing Proxy Statement

              Payment of Filing Fee (Check the appropriate box):

                                [X]  No fee required.
 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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to Exchange Act Rule 0-11:1

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROACTIVE TECHNOLOGIES, INC.
3343 Peachtree Road, N.E.
Suite 530
Atlanta, Georgia  30326

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 21, 1999

To the Stockholders of Proactive Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the "Meeting") of Proactive Technologies, Inc. (the "Company") will be held at 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303 on Wednesday, April 21, 1999 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

(1)     To elect a board of five directors each to serve a one-year term; and

(2) To transact such other business as may properly come before the Meeting.

These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 29, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

     A copy of the Company's Annual Report for the fiscal year ended June 30, 1998 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this
Notice.
                                   By Order of the Board of Directors,


                                   Judy M. Gordon
                                   Secretary
Atlanta, Georgia
March 29, 1999

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR
NAME.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF
PROACTIVE TECHNOLOGIES, INC.

April 21, 1999

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the stockholders of Proactive Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of its outstanding common stock, $.04 par value per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company (together with any adjournments or postponements thereof, the "Meeting") to be held at 2700 International Tower, 229 Peachtree Street, N.E., Atlanta, Georgia 30303 on Wednesday, April 21, 1999 at 10:00 a.m., local time. This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders are expected to be mailed to stockholders of the Company on or about April 1, 1999.

Solicitation

     The expense of this solicitation will be borne by the Company. Solicitation will be primarily by use of the mails. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

Voting Rights and Outstanding Shares

     Stockholders of record as of the close of business on March 29, 1999 (the "Record Date") will be entitled to vote at the Meeting. Each share of outstanding Common Stock is entitled to one vote. As of the Record Date, there were 23,188,245 shares of Common Stock outstanding and entitled to vote. The Company has been advised that certain beneficial owners, directors and executive officers of the Company, who hold in the aggregate approximately 50.4% of the outstanding Common Stock, intend to vote their shares in favor of the nominees and in accordance with the recommendations of the Board.

     The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted towards a quorum. Provided a quorum is present at the Meeting, directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting.

     All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for or against the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will, therefore, not be considered votes cast and, accordingly, will not affect the determination as to whether a majority of votes cast has been obtained with respect to such matters.

Revocability of Proxies

     The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein, and (ii) in the discretion of the proxy holder, as to any other matter that may properly come before the Meeting. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: C. Beverly Lance, 3343 Peachtree Road, Suite 530, Atlanta, Georgia 30326), or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

PROPOSAL 1 - ELECTION OF DIRECTORS

     Five directors, constituting the entire Board, are to be elected at the Meeting and, if elected, will serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The Company's Bylaws, as amended, provide that the Board shall consist of five members.

     The nominees of the Board are set forth below. All of the current members of the Board have been nominated to continue to serve as directors of the Company. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

Nominees for Election as Directors

     Set forth below are the names, ages (at April 1, 1999), positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a director of the Company.

     William B. Astrop (age 69) has served as a director of the Company since February 5, 1999 when he was appointed by the Board to fill the vacancy created when Mark A. Conner resigned as a director of the Company. Mr. Astrop is a Chartered Financial Analyst and the founder and Chairman of Astrop Advisory Corporation, a money-management firm which he established in 1991. Mr. Astrop is a member of both the American Stock Exchange and the New York Stock Exchange and is a member of the Dean's Advisory Board of the Emory University Graduate Business School.

     Joel A. Goldberg (age 25) has served as a director of the Company since February 10, 1999 when he was appointed by the Board to fill one of the vacancies created by the resignations of Ben S. Branch and Robert E. Maloney, Jr. as directors of the Company. From July, 1995, to September, 1997, Mr. Goldberg was a financial analyst with J.C. Bradford & Co. Mr. Goldberg currently serves as Director of Finance of Prison Realty Trust and is an associate with DC Investment Partners, LLC, positions he has held since September 1997.

     C. Beverly Lance (age 37) has served as Chief Executive Officer, President and a director of the Company since February 10, 1999 when he was appointed to fill one of the vacancies created by the resignation of Messrs. Branch and Maloney. From January 8, 1999 to February 10, 1999, Mr. Lance was President of the Company's Stratos Inns subsidiary which the Company acquired in connection with its acquisition of PDK Properties, Inc. in January, 1999. During the five years prior to joining the Company, Mr. Lance managed family investments and was a business consultant.

     Dr. James A. Verbrugge (age 58) has served as a director of the Company since January 11, 1999 when he was appointed by the Board to fill one of the vacancies created by the resignations of James A. Preiss and Langdon S. Flowers, Jr. as directors of the Company. Dr. Verbrugge is a Professor of Finance and Chairman, Department of Banking and Finance of the University of Georgia, where he has been employed since 1968. Dr. Verbrugge is also actively involved in executive education programs at the University of Georgia and teaches executive education programs at the University of Washington, University of Florida and University of Colorado.

     Arthur G. Weiss (age 59) has served as Chairman of the Board of the Company since January 21, 1999 and has served as a director since January 11, 1999 when he was appointed to fill one of the vacancies created by the resignations of James A. Preiss and Langdon S. Flowers, Jr. From January 21, 1999 to February 10, 1999, Mr. Weiss served as President and Chief Executive Officer of the Company. Prior to assuming his positions at the Company, Mr. Weiss was the President and a shareholder of West Side Investors, Inc., which was acquired by the Company in January, 1999. Mr. Weiss is a private real estate investor. From March, 1993 through April, 1994, Mr. Weiss served as Chairman of the board of directors of Medical Resources Companies of America. In addition, Mr. Weiss manages private real estate investments.

     There are no family relationships among any of the executive officers or directors of the Company. No arrangement or understanding exists between any executive officer or any other person pursuant to which any executive officer was selected as an executive officer of the Company. Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their death, resignation or removal.


MANAGEMENT OF THE COMPANY


Board of Directors

     The Board of Directors is currently comprised of the five individuals set forth in Proposal 1 above.

     As of June 30, 1998, the Board of Directors was comprised of five members: Mark A. Conner, James A. Preiss, Langdon S. Flowers, Jr., Ben S. Branch, PhD., and Robert E. Maloney, Jr.

     On January 11, 1999, Messrs. Preiss and Flowers resigned as directors of the Company. Pursuant to the Company's Bylaws, the Board appointed Arthur G. Weiss and Dr. James A. Verbrugge as directors of the Company to fill the vacancies created by the resignations of Messrs. Preiss and Flowers.

     On January 21, 1999, Mark A. Conner resigned his positions as Chairman of the Board, Chief Executive Officer and President of the Company and resigned as a director of the Company. After Mr. Conner's resignation, the Board elected Mr. Weiss as Chairman of the Board.

     On February 5, 1999, the Board appointed William B. Astrop to fill the vacancy created by the resignation of Mr. Conner as a director of the Company.

     On February 10, 1999, Messrs. Branch and Maloney resigned as directors of the Company. Pursuant to the Bylaws, the Board appointed C. Beverly Lance and Joel A. Goldberg as directors of the Company to fill the vacancies created by the resignations of Messrs. Branch and Maloney.


Board Committees and Meetings


     During the fiscal year ended June 30, 1998, the Board met 10 times. No incumbent Board member was a Board member at any time during the fiscal year ended June 30, 1998.

     The Board has established an audit committee (the "Audit Committee").
The Audit Committee is comprised of Mr. Astrop, Mr. Goldberg and Dr. Verbrugge with Dr. Verbrugge serving as its Chairman. The Audit Committee convenes when deemed appropriate or necessary by its members. The primary functions of the Audit Committee are to: (i) recommend an accounting firm to be appointed by the Company as its independent auditors; (ii) consult with the Company's independent auditors regarding the audit plan; and (iii) determine that management placed no restrictions on the scope or implementation of the independent auditors' examination. Mr. Astrop, Mr. Goldberg and Dr. Verbrugge were appointed to the Audit Committee on February 10, 1999. During the fiscal year ended June 30, 1998, one meeting of the Audit Committee was held. The current members of the Audit Committee were not members of the Audit Committee at any time during the fiscal year ended June 30, 1998.

     The Board has not established a compensation committee or a nominating committee.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by:
(i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors;
(iii) each of the Company's executive officers included in the Summary Compensation Table included elsewhere herein; and (iv) all of the Company's directors and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated.


                                              Shares of Common
                                          Stock Beneficially Owned(1)
                                    ___________________________________
Name                                    Number                  Percent

C. Beverly Lance(2) &dagger;&Dagger;    4,300,000                18.0%
Lance Children's Trust                  3,600,000                15.5
Mark A. Conner(3)                       2,853,077                12.3
Godley Morris Group, LLC(4)             2,500,000                10.8
Wendell M. Starke Trust(5)              2,500,000                10.8
Arthur G. Weiss(6) &dagger;&Dagger;     2,250,000                 9.4
Caroline Weiss Kyriopoulos (7)          1,775,000                 7.3
Dr. James A. Verbrugge(8) &Dagger;        200,000                  *
Joel A. Goldberg (9) &Dagger;                0                     *
William B. Astrop(10) &Dagger;               0                     *
All Current Executive Officers and Directors
as a Group (5 Persons)(11)              6,750,000                29.1%
______________________________________
&dagger;   Director of the Company
&Dagger;   Executive Officer of the Company
*          Less than 1%

(1) Information as to beneficial ownership of Common Stock has either been furnished to the Company by or on behalf of the indicated person or is taken from reports on file with the Securities and Exchange Commission.
(2) Represents the 3,600,000 shares owned by the Lance Children's Trust, a trust for the benefit of Mr. Lance's minor children, of which Mr. Lance is the sole trustee, plus 700,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date. Mr. Lance disclaims beneficial ownership of the shares beneficially owned by the Lance Children's Trust. Mr. Lance's minor children are also the beneficiaries of the Dogwood Trust established by their grandfather which has the right to acquire up to 1,000,000 shares from Mark A. Conner pursuant to an Option that expires September 30, 1999. Mr. Lance is not the trustee of the Dogwood Trust and disclaims any beneficial ownership of the shares beneficially owned by the Dogwood Trust.
(3) Based upon his Schedule 13D/A filed January 21, 1999, Mr. Conner has beneficial ownership of 2,853,077 shares which includes 2,000,000 shares which are subject to Option Agreements granting the optionees the right to acquire the shares at a fixed price on or before September 30, 1999. Mr. Conner retains sole voting power over the optioned shares until such time as the options are exercised.
(4) Based upon its Schedule 13G filed on March 29, 1999, William C. Morris and Johnny C. Godley are the Managing Members of Godley Morris Group, LLC, which owns 2,500,000 shares and, in such capacity, share voting and investment power over the shares owned by Godley Morris Group, LLC. Godley Morris Group, LLC's address is 800 West Main Street, Lake City, South Carolina 29560.
(5) Based upon its Schedule 13D filed on January 29, 1999, Wendell M. Starke is the trustee of the Wendell M. Starke Trust which owns 2,500,000 shares. The trust's address is Suite 100, One Midtown Plaza, 1360 Peachtree Street, N.E., Atlanta, Georgia.
(6) Includes 700,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date. In addition to the shares beneficially owned by Mr. Weiss, (i) Caroline Weiss Kyriopoulos is the beneficial owner of 1,775,000 shares including 1,000,000 shares which she has the right to acquire from Mark A. Conner pursuant to an Option Agreement that expires September 30, 1999 and (ii) Charles G. Weiss is the beneficial owner of 775,000 shares. Caroline Weiss Kyriopolous and Charles G. Weiss are the adult children of Arthur G. Weiss and Arthur G. Weiss disclaims beneficial ownership of the shares owned by Caroline Weiss Kyriopolous and Charles G. Weiss.
(7)     Includes 1,000,000 shares which she has the right to acquire from Mark
A. Conner pursuant to an Option Agreement that expires September 30, 1999. Ms Kyriopoulos disclaims beneficial ownership of the shares owned by Arthur G. Weiss and Charles G. Weiss.
(8) Represents 200,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date.
(9) Mr. Goldberg has a 25% interest in Four Corners Capital, LLC, a limited liability company which is the beneficial owner of 200,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date. Except to the extent of his 25% interest in Four Corners Capital, LLC, Mr. Goldberg disclaims beneficial ownership of the shares owned by Four Corners Capital, LLC.
(10) Mr. Astrop's adult children are the beneficial owners of an aggregate of 200,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date. Mr. Astrop disclaims beneficial ownership of the shares owned by his adult children.
(11) Includes 1,600,000 shares issuable upon the exercise of options that are exercisable on or within 60 days of the Record Date.


Compensation of Directors


     Directors of the Company who are not employees of the Company receive compensation of $1,000 per month plus $1,000 for each quarterly Board meeting. In February, 1999, the Company granted non-qualified stock options to purchase shares of Common Stock at an exercise price of $0.4375 per share, which options are fully vested and exercisable after May 11, 1999 in connection with Mr. Astrop's, Mr. Goldberg's and Dr. Verbrugge's services as directors of the Company. The options were issued as follows: (i) options for 200,000 shares to Dr. Verbrugge, (ii) options for 200,000 shares to Four Corners Capital, LLC (in which Mr. Goldberg has a 25% interest) and (iii) options for 100,000 shares to each of Mr. Astrop's adult children. In February, 1999, each of Messrs. Lance and Weiss were granted non-qualified stock options to purchase 700,000 shares of Common Stock at an exercise price of $0.4375 per share, which options are fully vested and exercisable after May 11, 1999. Of the options granted to Messrs. Lance and Weiss, 200,000 were granted in connection with their services as directors of the Company and the remaining 500,000 were granted in connection with their services as officers of the Company. Directors are also entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending Board meetings.

      Summary Compensation Table

     The following table sets forth for the fiscal years ended 1996, 1997 and 1998 the cash and non-cash compensation awarded or paid by the Company to all individuals serving as Chief Executive Officer of the Company at any time during fiscal year 1998 and all executive officers of the Company or any of its subsidiaries who received salary and bonuses in excess of $100,000 during fiscal year 1998 (collectively, the "Named Executives").

                                                     Annual Compensation
Name and            Fiscal                        Long-Term     Other Annual
Principal Position   Year   Salary ($) Bonus($) Compensation     Compensation

Mark A. Conner (1)  1998  $  61,200    --          --         $   109,360 (2)
                    1997  $  61,200    --          --         $   168,125 (3)
                    1996  $  29,640    --          --         $    25,240

James A. Preiss (4) 1998  $ 131,539    --          --         $  570,055(5)
                    1997  $ 103,844    --          --         $  216,000(6)
                    1996     --        --          --              --
_____________________________________

(1)Mr. Conner was President and Chairman of the Board from February 12, 1996 until January 21, 1999 and was Chief Executive Officer from March 9, 1998 until January 21, 1999. Prior to February 12, 1996, Mr. Conner was employed by Capital First Holdings, Inc. ("Capital First") which was acquired by the Company in a reverse acquisition on February 12, 1996. Mr. Conner resigned his positions with the Company on January 21, 1999.
(2)Includes personal expenses paid by Capital First and the Company on behalf of Mr. Conner.
(3)Includes $75,990 in debt service payments made by Capital First and the Company on behalf of Mr. Conner and $92,135 in other personal expenses paid by Capital First and the Company on behalf of Mr. Conner.
(4)Mr. Preiss was Chief Executive Officer of the Company from December 1, 1996 until his resignation on March 9, 1998.
(5)Includes $387,000 paid by the Company pursuant to a deferred compensation arrangement and property transferred to Mr. Preiss with a book value of $183,055.
(6)Includes approximately $216,000 paid by the Company pursuant to a deferred compensation agreement.

Option Grants in Last Fiscal Year

     The Company did not grant any stock options during the fiscal year ended June 30, 1998.

1998 Aggregated Option Exercises and Fiscal Year-End Option Values

     The Named Executives did not exercise any options during the fiscal year ended June 30, 1998 and did not hold any unexercised options at the end of fiscal year 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective August 12, 1996, the Company acquired from Mr. Flowers all of the voting common stock of Flowers Properties, Inc., Highland Properties Construction Company, Inc., and Barrier Dunes Development Corporation, Inc. in exchange for 2,565,000 shares of Common Stock. Under the agreement, the 2,565,000 shares of Common Stock originally issued to Mr. Flowers were subject to a purchase price adjustment based on the average quoted market price of the Common Stock for the ten trading days prior to December 31, 1996. During the fiscal year ended June 30, 1997, the Company re-negotiated the transaction and issued an additional 1,935,000 shares of Common Stock to Mr. Flowers. After the calculation of the purchase price adjustment, Mr. Flowers returned 1,102,456 shares of Common Stock to the Company. The assets of companies acquired from Mr. Flowers principally consisted of developed land and raw land in Middle and South Georgia and Cape San Blas, Florida.

     During 1997, the Company sold one lot and one house to a Mr. Preiss for approximately $145,000.

     During the fiscal year ended June 30, 1998, Mr. Preiss terminated his employment with the Company and entered into a termination agreement pursuant to which the Company paid the remaining $387,000 due under a deferred compensation arrangement and transferred to him cash and additional property with a total book value of $183,055.

     From time to time during his term as President, the Company made advances and repayments of loans to and from Mr. Conner which were repaid either through cash payments or increases in compensation expense. During the fiscal year ended June 30, 1998, the Company borrowed approximately $172,000 from Mr. Conner from funds acquired through his sale of Common Stock owned by him. Currently, the Company owes Mr. Conner $122,000.

     During 1997, the Company sold 100,000 shares of Common Stock to Marshall
R. Cassedy, Jr. (a former director) for $212,000.

     During 1997, the Company entered into a transaction with Messrs. Branch and Flowers to exchange 472,200 shares of Common Stock for 118,050 shares of the Common Stock of Killearn Properties, Inc. owned by Messrs. Branch and Flowers. After the transaction, Messrs. Branch and Flowers became directors of the Company.

     In November, 1998, the Company sold approximately 100 acres to an entity in which Mr. Flowers held a controlling interest for $610,000, which purchase price was the highest bona fide price offered for such property.

     In November, 1998, the Company sold approximately 230 acres in Albany, Georgia to Mr. Flowers and a Company stockholder in exchange for the return of 1,000,000 shares of Common Stock.

     On December 30, 1998, the Company entered into an agreement to acquire one hundred percent (100%) of the issued and outstanding shares of West Side Investors, Inc., a Georgia corporation which owns P & W Stonebridge, LLC and P & W Hedland, LLC, which own respectively, the Stonebridge Village Shopping Center located in Dekalb County, Georgia and the Hedland-DeLowe Shopping Center located in Atlanta, Georgia. Arthur G. Weiss was the President of West Side Investors, Inc. and, together with his adult children, owned one hundred percent (100%) of the issued and outstanding common stock of West Side Investors, Inc. (the "West Side Stock") prior to the transaction. The purchase price for the West Side Stock was the issuance of 3,100,000 shares of the Company's Common Stock as follows: Arthur G. Weiss, 1,550,000 shares; Charles G. Weiss, 775,000 shares and Caroline Weiss Kyriopolous, 775,000 shares. The two shopping centers have an appraised value of $9,130,000 and are subject to a $7,886,000 non-recourse participating mortgage entitling the lender to 50% of the profits realized from shopping centers. The transaction was completed in January, 1999. The consideration paid was determined as a result of arms-length negotiations prior to Mr. Weiss becoming a stockholder, director or officer of the Company.

     On January 8, 1999, the Company acquired one hundred percent (100%) of the total issued and outstanding common stock of PDK Properties, Inc., a Georgia corporation, (the "PDK Stock") which owns one hundred percent (100%) of Stratos Inns, LLC, a Georgia limited liability company, located in Atlanta, Georgia. The purchase price for the PDK Stock was the issuance of 3,600,000 shares of the Company's Common Stock to the Lance Children's Trust, of which Mr. Lance is trustee. The consideration paid was determined as a result of arms-length negotiations prior to Mr. Lance becoming a stockholder, officer or director of the Company.

     On January 21, 1999, the Company closed the sale of its wholly-owned subsidiary, Henry Holdings, Inc., a Florida corporation (the "Subsidiary") to Mr. Conner, in exchange for 5,000,000 shares of Common Stock that were held by Mr. Conner. Under the terms of the acquisition agreement, Mr. Conner was to received cash or cash and property with an agreed upon value of not greater than $2,000,000. On January 21, 1999, the Subsidiary held $700,000 in cash generated from the sale of certain real estate owned by the Company (the "First Real Estate Holdings"). The remaining value of up to $1,300,000 was to be generated from the closing of a contract with an unrelated third party purchaser (the "Purchaser") for the sale of the following real estate holdings: 38 lots in The Landings at Golden Eagle Phase I; 39 developed lots in Golden Eagle Units 5 & 7; 40 developed lots in Golden Eagle Unit 8; raw land for The Landings at Golden Eagle Phase II; raw land for Golden Eagle Unit 6; and the office building and land located at 7118 Beech Ridge Trail, Tallahassee, Florida (collectively, the "Second Real Estate Holdings" and, together with the First Real Estate Holdings, the "Real Estate Holdings"). If the sale of the Second Real Estate Holdings did not close by January 29, 1999, title to the Second Real Estate Holdings was to be transferred to the Subsidiary. The Real Estate Holdings were subject to approximately $3,667,500 in mortgage indebtedness, which was to be paid off at closing, or assumed by Mr. Conner, if the transaction with the Purchaser did not close. The transaction with the Purchaser closed on January 28, 1999. The Real Estate Holdings had a book value of $6,396,416 as of December 31, 1998 and were sold at a contract price of $5,112,902. As a result, the cash paid for the 5,000,000 shares of Common Stock was $1,570,000, with an additional $200,000 held in escrow to be released upon the fulfillment of certain contingencies by Mr. Conner. The purchase price for the Real Estate Holdings was based upon the written offer to purchase that the Company received from the Purchaser.
In connection with the sale, Mr. Conner resigned his positions with the Company and the Company and Mr. Conner entered into a Consulting Agreement, an Indemnification Agreement and a Profit Sharing Agreement. The Profit Sharing Agreement terminated with no payments being made to either the Company or Mr. Conner.

     On or about January 29, 1999, the Wendell M. Starke Trust purchased 2,500,000 shares of restricted Common Stock for $1,000,000. In connection with the sale of the shares, the Company entered into a Registration Rights Agreement with the trust.

     On or about March 18, 1999, the Godley Morris Group, LLC purchased 2,500,000 shares of restricted Common Stock for $1,000,000. In connection with the sale of the shares, the Company entered into a Registration Rights Agreement with the Godley Morris Group, LLC.

ACCOUNTANTS

     Jones and Kolb served as independent auditors of the Company for the fiscal years ended June 30, 1998 and June 30, 1997. The Company has been advised by Jones and Kolb that neither it nor any member of Jones and Kolb has any financial interest, direct or indirect, in the Company or any of its subsidiaries.

     The Company does not expect that any representatives of Jones and Kolb will be available at the Annual Meeting.

     Jones and Kolb replaced Coopers and Lybrand, L.L.P. as the Company's independent auditors on September 5, 1997. Coopers and Lybrand, L.L.P. served as independent auditors of the Company for the fiscal year ended June 30, 1996, but was replaced by the Board of Directors after Coopers & Lybrand, L.L.P. and the Company could not resolve a dispute with respect to the fees to be paid to Coopers & Lybrand, L.L.P. in connection with the audit of the Company for the fiscal year ended June 30, 1997. The Company's principal accountant's report on the financial statements for the year preceding the dismissal of Coopers & Lybrand, L.L.P. did not contain an adverse opinion or disclaimer opinion, nor was it modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company had no discussions with the new accountants as to specific accounting matters or type of opinion that might be rendered, other than those related to the normal engagement of certifying accountants.

     Coopers and Lybrand, L.L.P. replaced Guest & Company, P.C. as the Company's independent auditors on September 27, 1996. The Company's principal accountant's report on the financial statements for either of the two years preceding the dismissal of Guest & Company, P.C. did not contain an adverse opinion or disclaimer opinion, nor was it modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
The Company had no discussions with the new accountants as to specific accounting matters or type of opinion that might be rendered, other than those related to the normal engagement of certifying accountants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended June 30, 1998.

OTHER MATTERS

     The Board does not know of any other matters which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders for fiscal year ending June 30, 1999 must be received by the Company no later than July 1, 1999, in order to be included in the proxy statement and proxy relating to that annual meeting.

     Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.


                                   By Order of the Board of Directors,


Judy M. Gordon                                   Secretary

Atlanta, Georgia
March 29, 1999